Exhibit 99.B.16

Hartford Series Fund, Inc.

POWER OF ATTORNEY

February 6, 2008

Lynn S. Birdsong	Robert M. Gavin
Duane E. Hill	Sandra S. Jaffee
William P. Johnston	Thomas M. Marra
Phillip O. Peterson	Lemma W. Senbet
Lowndes A. Smith	David M. Znamierowski

do hereby constitute and appoint as their attorneys-in-fact Edward P. Macdonald, Catherine E. Marshall, Alice A. Pellegrino, and/or Michael G. Phillips to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Global Technology HLS Fund into Hartford Global Equity HLS Fund, and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the Securities and Exchange Commission relating to the above-referenced investment company.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Lynn S. Birdsong	/s/ Robert M. Gavin
Lynn S. Birdsong	Robert M. Gavin

/s/ Duane E. Hill	/s/ Sandra S. Jaffee
Duane E. Hill	Sandra S. Jaffee

/s/ William P. Johnston	/s/ Thomas M. Marra
William P. Johnston	Thomas M. Marra

/s/ Phillip O. Peterson	/s/ Lemma W. Senbet
Phillip O. Peterson	Lemma W. Senbet

/s/ Lowndes A. Smith	/s/ David M. Znamierowski
Lowndes A. Smith	David M. Znamierowski